EXHIBIT 99.1

GOLDSPRING ANNOUNCES NEW CHIEF EXECUTIVE OFFICER
AND STRATEGIC PLAN

Contact:
GoldSpring, Inc.
P.O. Box 1118
Virginia City, NV 89440
Phone: (775) 847-5272
Fax: (775) 847-4762

Robert T. Faber
rfaber@goldspring.us

VIRGINIA CITY, NEVADA – April 26, 2010 – GoldSpring, Inc. (OTCBB: GSPG) announced today that Corrado De Gasperis has been named Chief Executive Officer and President of the Company, effective immediately. Mr. De Gasperis will also serve as its principal financial officer.

“Corrado is a proven senior executive and one of the most focused managers I have encountered in any industry,” stated William J. Nance, Chairman of the Board. “He has demonstrated operational and project management skills and the strategic focus to position GoldSpring as a significant producer in the U.S. mining industry over the next three years.  He is also a thoughtful leader that the Board believes will accelerate the delivery of known value while positioning us to realize the greater potential from our Comstock properties.”

“The Board thanks Robert Reseigh for stepping in as Interim CEO, and Robert Faber for his service as President and the contributions each has made to GoldSpring’s success over the last 5 years. Bob, Rob and I look forward to working directly with Corrado to ensure a smooth transition for the Company and its employees and a successful implementation of our business plan,” stated Mr. Nance.

Mr. De Gasperis brings more than 20 years of manufacturing, metals and mining operational and financial management, construction project management, and capital markets experience to the Company.  Most recently, he served as the Chief Executive Officer of Barzel Industries Inc.  Barzel operated a network of 15 manufacturing, processing and distribution facilities in the United States and Canada that offered a wide range of metal solutions to a variety of industries, from construction and industrial manufacturing to transportation, infrastructure development and mining.  Mr. De Gasperis resigned from Barzel in September 2009, after it reached agreement to sell substantially all of its assets to a Canadian-based steel company in a planned transaction that was consummated in a sale pursuant to Section 363 of the U.S. Bankruptcy Code following a multiple party bidding process with suitors focused on both in-court and out-of-court transactions.  From 2001 to 2005, he served as Chief Financial Officer of GrafTech International Ltd., a global manufacturer of industrial graphite and carbon-based materials, in addition to his duties as Vice President and Chief Information Officer, which he assumed in 2000.  He served as Controller of GrafTech from 1998 to 2000.  From 1987 to 1998, Mr. De Gasperis was a certified public accountant with KPMG LLP, an international provider of accounting, tax and other advisory services.  As a Senior Assurance Manager in the Manufacturing, Retail and Distribution Practice, he served clients such as General Electric Company and Union Carbide Corporation.  KPMG announced his admittance, as a Partner, effective July 1, 1998.  He holds a BBA from the Ancell School of Business at Western Connecticut State University, with honors.

EXHIBIT 99.1

Mr. De Gasperis has served as a director of GBS Gold International Inc., where he was Chairman of the Audit, and Governance Committee and the Compensation Committee and a member of the Nominations and Advisory Committees. Mr. De Gasperis is also a Member of the Prospectors and Developers Association of Canada.

“Corrado has already worked with our team and facilitated, along with the Board, development of a strategic plan designed to deliver shareholder value by commencing commercial mining and processing operations by late 2010 and early 2011, respectively, with annual production rates increasing to 20,000 gold equivalent ounces and by validating qualified resources and reserves of 3,250,000 gold equivalent ounces by 2013.” stated Mr. Nance.  “The new plan is intended to recapitalize the Company and position it to realize the greater potential from our Comstock properties.”

The recapitalization and balance sheet restructuring phase of the plan is currently expected to include:

•
a 200:1 reverse stock split, thereby reducing the common shares outstanding to approximately 18.3 million and eliminating the Company’s current default under its convertible indebtedness due to lack of sufficient authorized and unissued common shares;

•	a debt-for-equity exchange with the holders of its convertible indebtedness, thereby eliminating the majority of the Company’s current indebtedness;

•
the issuance of new senior secured convertible indebtedness with less onerous terms than the existing convertible indebtedness in exchange for the rights to two integral parcels of land for exploration and to facilitate operations on the Company’s existing parcels;

•	a restructuring of the Company’s bridge loans, possibly including the issuance of senior equity rights in exchange for additional extensions of credit; and

•	the raising of new equity capital.

The Company anticipates completing these recapitalization and balance sheet restructuring transactions by about mid-year 2010.

About GoldSpring, Inc.

GoldSpring, Inc. is a North American precious metals mining company, with extensive land holdings in the Comstock Gold-Silver District of Nevada. The Company has defined an initial gold and silver deposit at the Hartford / Lucerne complex and has secured several of the key mining permits required to develop the project. The Company is currently engaged in an exploration program to define the extent of the Hartford / Lucerne complex, assess other key exploration targets on its large land holdings and push the project toward production.  The Company believes that the high-grade nature of the bulk tonnage of the Hartford / Lucerne deposit demonstrated to date and its favorable configuration has positioned the Company to become a new gold-silver producer in the future.

EXHIBIT 99.1
Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release and any related calls or discussions may contain “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our production capacity and operations; future production, operating and overhead costs; recapitalization and balance sheet restructuring activities (including stock split, debt-for-equity exchange, land-for-debt exchange, capital raising and other activities); operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing of restructuring charges and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic downturn and capital market weakness; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; our substantial indebtedness and the impact such indebtedness may have on us; the possibility that the recession, our operating performance and operating prospects, and capital market conditions will limit our ability to timely meet our debt service obligations, comply with debt covenants, obtain necessary financing or refinancing or restructure indebtedness or our debt service obligations on acceptable terms or at all; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations in response to the recent capital markets and economic crises; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for of gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.